Exhibit 99.2

CEVA, Inc. Q1 2022 Financial Results Conference Call - Prepared Remarks:: May 10, 2022

CEVA, INC.

First Quarter 2022 Financial Results Conference Call

Prepared Remarks of Gideon Wertheizer, Chief Executive Officer and
Yaniv Arieli, Chief Financial Officer

May 10, 2022

8:30 A.M. Eastern

Good morning everyone and welcome to CEVA’s first quarter 2022 earnings conference call. I’m joined today by Gideon Wertheizer, Chief Executive Officer, and Yaniv Arieli, Chief Financial Officer of CEVA. Gideon will cover the business aspects and highlights from the first quarter and provide general qualitative data. Yaniv will then cover the financial results for the first quarter and also provide guidance for the second quarter and full year 2022.

I will start with the forward-looking statements.

Forward Looking Statements

Please note that today’s discussion contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements regarding our market position and strategy, including efforts with respect to 5G and Edge AI innovation; demand for and benefits of our technologies; expectations regarding market dynamics; and expectations and financial guidance regarding future performance, including for the full year and second quarter of 2022. For information on the factors that could cause a difference in our results, please refer to our filings with the Securities and Exchange Commission. These include: the scope and duration of the pandemic, including continued restrictions in China; the extent and length of the restrictions associated with the pandemic and the impact on customers, consumer demand and the global economy generally; the ability of CEVA’s IPs for smarter, connected devices to continue to be strong growth drivers for us; our success in penetrating new markets and maintaining our market position in existing markets; the ability of new products incorporating our technologies to achieve market acceptance; the speed and extent of the expansion of the 5G and IoT markets; our ability to execute more base station & IoT license agreements; the effect of intense industry competition and consolidation; global chip market trends, including supply chain issues as a result of COVID-19 and other factors; and our ability to successfully integrate Intrinsix into our business. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, Inc. Q1 2022 Financial Results Conference Call - Prepared Remarks:: May 10, 2022

With that said, I will now hand the call over to Gideon.

Gideon

Thank you, Richard. Good morning, everyone and thank you for joining us today. We delivered a strong start for 2022 with record high revenue of $34.4 million, up 35% on a year-over-year basis, driven by better-than-expected smartphone shipments and strong licensing execution.

The licensing and NRE environment continue to be strong, delivering $22.4 million in quarterly revenue, up 56% year-over-year with 14 new agreements, of which 3 were with first-time customers. We continue to bolster our relationships with key customers, signing comprehensive agreements for a new generation of our CEVA-XC DSP technology with a top tier base station OEM and with a lead customer for our new NeuPro-M Edge AI platform targeting the brisk automotive market in China. We continue to experience strong demand for our wireless and EdgeAI technologies by customers targeting a broad range of markets and applications, among which are smartphones, smart home, PC, ADAS 5G IoT and Low Earth Orbit (LEO) Satellite communication.

Royalty revenue came in at $12 million, up 9% year over year, with a record 531 million CEVA-powered shipments, up 56% versus last year. In the smartphone space, we experienced better than expected shipments as a key customer of ours is gaining share with top tier OEMs. Royalties from the base station and IoT product category were impacted by our customers’ ability to ship products to OEMs/ODMs in China resulting from the lock down there and due to supply chain constraints that our 5G base station RAN customers are facing. Despite these headwinds, the base station and IoT category was up 24% in revenue versus the respective quarter last year.

Let me take the next few minutes to add more perspective on our market position and strategy.

Wireless connectivity is vital to drive IoT proliferation. It is a fast-growing market that is forecasted to reach to 15 billion units annually by 2026. In the last few years, CEVA has emerged as the prime wireless IP vendor with the position and market dominance as Arm Ltd. is for CPU IP. Our indisputable ability to offer comprehensive wireless solutions for the most advanced and complex wireless protocols for 5G, Wi-Fi, Bluetooth and UWB lowers the entry barriers for a growing number of OEMs and semiconductor companies to incorporate wireless technologies for the sizable markets of smartphones, smart home, wearables and hearables, automotive, metaverse, industrial, and more.

CEVA, Inc. Q1 2022 Financial Results Conference Call - Prepared Remarks:: May 10, 2022

Underpinned by this powerful foundation we have built, we are intensifying our 5G innovation and looking to realize the full potential of 5G New Radio in enabling new industries and attributes such as broadband satellite communications, Sidelink to support pedestrian safety through direct cellular connection of smartphone and wearables to vehicles, Redcap to enable energy constraints, medical wearables and industrial IoT and more. At the recent Mobile World Congress event, we announced the PentaG2, our second-generation 5G baseband processor platform IP. PentaG2 is a comprehensive 5G architecture that integrates multiple CEVA DSPs, highly efficient hardware and AI co-processors along with the associated software. PentaG2 streamlines the complexity of developing and integrating 5G modems into the new class of 5G cellular IoT devices across its two main segments: broadband IoT and massive IoT.

An additional 5G space where we are looking to catalyze demand is 5G Radio Access Network or RAN. The latest generations of 5G base station architectures are virtualized with disaggregation of the RAN workloads between the Distributed Unit or DU and Radio Unit or RU. Both are highly demanding and accustomed to DSP processing and effectively more than double CEVA’s addressable market vs. the traditional LTE base station architectures. As I noted earlier, we have concluded in the first quarter a sizable and strategic agreement with a top tier OEM for a new class of DSP architecture that we will announce in the coming months. This new DSP architecture will set the stage for the proliferation of virtualized RAN and Open RAN and will be our underlying technology for our next generation cellular solutions.

We also made noteworthy progress this past quarter in the Edge AI space. In our prior earnings call, we outlined our AI strategy, which focuses on AI at the edge, a fast-growing market, forecasted by ABI Research to surpass 1.3 billion units by 2026. To capitalize on this sizable opportunity, we unveiled a new Edge AI processor architecture, the NeuPro-M, with scalable performance starting from 20 Tera Operation Per Second or TOPS and going up to 1,200 TOPS. NeuPro-M addresses the AI requirements of broad markets and applications, among which are smartphones, autonomous cars, mixed reality, 5G and more. As noted earlier, we signed a lead customer license agreement with a semiconductor company that targets the ADAS and intelligent cockpits market in China. It is our first entry to the vibrant automotive market in China that leads the transformation of cars in the form of software-defined architectures and electrifications.

CEVA, Inc. Q1 2022 Financial Results Conference Call - Prepared Remarks:: May 10, 2022

In summary, CEVA continued to execute well in the first quarter with strong performance and financials even in the face of challenging macro events. We have the vision, the market reach, and the execution capabilities to monetize our technology innovation. While the lockdown in China has impacted our customers there, the end market demand for our products continues to show strength, which positions us to continue to outperform through 2022.

With that said, let me handover the call to Yaniv for the financials.

Yaniv

Thank you Gideon. I’ll start by further reviewing the results of our operations for the first quarter of 2022.

Revenue for the first quarter was a record high $34.4 million, up 35% compared to $25.4 million for the same quarter last year. The revenue breakdown is as follows:

-	Licensing, NRE and related revenue was a record high $22.4 million, reflecting 65% of total revenues, up 56% as compared to $14.4 million in first quarter of 2021.

-	Royalty revenue was $12 million, reflecting 35% of total revenues, up 9% from $11 million in first quarter of 2021.

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Base station & IoT royalty revenue contributed $7.1 million in the quarter, up 24% year-over-year, despite a headwind from supply chain constraints in the 5G base station RAN space and the impact of the lockdown in China on some of our Chinese customers.

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Quarterly gross margin was 81% on a GAAP basis and 84% on a non-GAAP basis. Both better than expected. Non-GAAP quarterly gross margin excluded approximately $0.3 million of equity-based compensation expenses and $0.5 million of amortization of other assets associated with the Intrinsix acquisition and Immervision investment.

CEVA, Inc. Q1 2022 Financial Results Conference Call - Prepared Remarks:: May 10, 2022

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Total operating expenses for the first quarter were $27.5 million, at the higher-end of our guidance, due to lower allocation of Intrinsix’s NRE costs from R&D into cost of revenue per our prior quarter’s guidance. Such shifts between these two expense line items may occur from time to time and are tied to the actual chip design work performed in the quarter. OPEX also included (a) aggregate equity-based compensation expense of approximately $3.1 million, (b) amortization of acquired intangible assets associated with the Hillcrest Labs business and investments in NB-IoT of $1.1 million and (c) $0.3 million of costs associated with the Intrinsix acquisition. Total operating expenses for the first quarter, excluding equity-based compensation expenses, amortization of intangible assets and Intrinsix deal related costs were $23.4 million, over the high-end of our guidance, due to the same reasons I just stated for GAAP.

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On the tax front, there were few developments in the quarter. We have implemented new tax regulations in France named the “IP box tax regime”, enabling our corporate tax rate to be lower than the statutory 25% on specific types of revenues. This was off-set, with higher withholding tax expenses associated with their future utilization in our Israeli subsidiary.

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GAAP other income included a $1.1 million loss, from the reevaluation of our investment in Cipia, formerly Eyesight Technologies, a leading provider of in-cabin sensing solutions for the automotive industry, that went public on the Tel-Aviv Stock Exchange in the fourth quarter of 2021. As we explained last quarter, we will continue to adjust our investment quarterly up and down, based on the market valuation of the shares.

-	GAAP net loss for the quarter was $1.7 million, and diluted loss per share was 7 cents, compared to net loss of $3.6 million and diluted loss per share of 16 cents for the first quarter of 2021.

-	Non-GAAP operating income more than doubled to $5.5 million from $2.6 million reported for the first quarter of 2021.

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Non-GAAP net income and diluted EPS for the first quarter of 2022 was $4.2 million and 18 cents, respectively. Net income and diluted EPS for the first quarter of 2021 were $0.3 million and 1 cent, respectively. (a) equity-based compensation expenses of $3.4 million, (b) the impact of the amortization of acquired intangibles of $1.3 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies and (c) $0.3 million of costs associated with the Intrinsix acquisition. Non-GAAP operating income for the first quarter of 2021 excluded: (a) equity-based compensation expenses of $3.2 million and (b) the impact of the amortization of acquired intangibles of $0.7 million associated with the acquisition of the Hillcrest Labs business and investments in NB-IoT and Immervision technologies.

CEVA, Inc. Q1 2022 Financial Results Conference Call - Prepared Remarks:: May 10, 2022

Other related data

-	Shipped units by CEVA licensees during the first quarter of 2022 were a record 531 million units, up 21% sequentially and up 56% from the first quarter 2021 reported shipments.
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Of the 531 million units shipped, 100 million units, or 19%, were for handset baseband chips, reflecting a sequential increase of 20% from 83 million units of handset baseband chips shipped during the fourth quarter of 2021 and a 22% decrease from 129 million units shipped year over year. Our base station and IoT product shipments were 431 million in the quarter, up 21% sequentially and up 104% year-over-year.

-	Of note, Bluetooth was a record 333 million units in the quarter, an all-time record high, with sensor fusion, Wi-Fi and cellular IoT also delivering strong contributions.

As for the balance sheet items

-	As of March 31, 2022, CEVA’s cash and cash equivalent balances, marketable securities and bank deposits were $162 million.
-	Our DSO for the first quarter of 2022 continue to be at lower than normal levels, 32 days for the quarter compared to 39 days in the prior one.
-	During the first quarter, we generated $9.8 million of cash from operations; depreciation and amortizations were $1.9 million and purchase of fixed assets was $0.9 million.
-	At the end of the first quarter, our headcount was 476 employees, of which 391 are engineers, slightly lower than a total of 475 Employees at the end of December 2021.

On our yearly guidance

As Gideon explained, the fundamentals of our business are strong, which is implied by record revenue in the first quarter. We continue to dominate the wireless IP space, stepping up our relationships with top tier customers and are encouraged by the share gains by our key handset customer at Tier one smartphone OEMs. We therefore are raising our annual revenue guidance to a range of $142 million to $146 million, versus $122.9 million in 2021. This guidance contemplates consistent recovery in China as the restrictions there are gradually lifted.

CEVA, Inc. Q1 2022 Financial Results Conference Call - Prepared Remarks:: May 10, 2022

Specifically for the second quarter of 2022

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Gross margin is expected to be approximately 78% on a GAAP and 82% on a non-GAAP basis, excluding an aggregate of $0.3 million of equity-based compensation expenses and $0.5 million of amortization of other assets associated with the Intrinsix acquisition, NB IoT and Immervision businesses and assets.

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OPEX for the second quarter of 2022 is forecasted to be similar to the first quarter of 2022. GAAP-based OPEX is expected to be in the range of $27.1 million to $28.1 million. Of our anticipated total operating expenses for the second quarter, (a) $3.3 million is expected to be attributable to equity-based compensation expenses, (b) $0.8 million to the amortization of acquired intangible assets associated with the Hillcrest Labs assets and (c) $0.3 million of costs associated with the Intrinsix acquisition. Non-GAAP OPEX is expected to be in the range of $23 million – $24 million.

-	Net interest income is expected to be approximately $0.4 million.
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Taxes for the second quarter of 2022 are expected to be similar to the first quarter. Taxes generated from the new 10% significant lower tax rate (on specific revenue sources) for our French activities, off-set by tax expenses associated with withholding and their future utilization in our Israeli subsidiary.

-	Share count for the second quarter of 2022 is expected to be 24 million shares for non-GAAP EPS calculations.

Operator: You can now open the Q&A session

Wrap Up: Richard

Thank you for joining us today and for your continued interest in CEVA. As a reminder, the prepared remarks for this conference call are filed as an exhibit to the Current Report on Form 8-K and accessible through the investor section of our website at https://investors.ceva-dsp.com.

With regards to upcoming events, we will be participating in the following conferences:

-	Oppenheimer 23rd Annual Israeli Conference, May 22nd to May 24th in Tel Aviv.
-	Cowen’s 50th annual TMT Conference, June 1st and 2nd in New York
-	Rosenblatt Securities’ Technology Summit - Age of AI Conference, June 9th and 10th

Further information on these events and all events we will be participating in can be found on the investors section of our website.

Thank you and goodbye